Exhibit 99.1

3700 Glenwood Ave., Ste. 530 Raleigh, NC 27612

TRIANGLE CAPITAL CORPORATION REPORTS THIRD QUARTER 2014 RESULTS

RALEIGH, NC - November 5, 2014, Triangle Capital Corporation (NYSE: TCAP) (“Triangle” or the “Company”), a leading provider of capital to lower middle market companies, today announced its financial results for the third quarter of 2014.

Highlights

•	Total Investment Portfolio at Fair Value: $841.6 million

•	Total Net Assets (Equity): $547.4 million

•	Net Asset Value Per Share (Book Value): $16.64

•	Weighted Average Yield on Debt Investments: 13.2%

•	Efficiency Ratio (G&A Expenses/Total Investment Income): 16.7%

•	Investment Portfolio Activity for the Quarter Ended September 30, 2014

•	Cost of investments made during the period: $180.8 million

•	Principal repayments during the period: $36.9 million

•	Proceeds related to the sale of equity investments during the period: $13.0 million

•	Non-Accrual Assets as a Percentage of Total Portfolio Cost / Fair Value: 8.3% / 3.8%

•	Financial Results for the Quarter Ended September 30, 2014

•	Total investment income: $24.9 million

•	Net investment income: $15.4 million

•	Net investment income per share: $0.51

•	Regular quarterly dividend per share: $0.54

•	Supplemental dividend per share: $0.05

•	Net realized gains: $5.0 million

•	Net decrease in net assets resulting from operations: $8.8 million

•	Net decrease in net assets resulting from operations per share: $0.29

In commenting on the Company’s results, Garland S. Tucker, III, Chairman and Chief Executive Officer, stated, “The third quarter of 2014 was extremely active for Triangle.  We originated a record $181 million of new investments, we recognized approximately $5 million of net realized gains, we raised approximately $128 million of additional equity capital, and we maintained our low efficiency ratio.  We also experienced some challenges with certain legacy investments which resulted in a higher portfolio non-accrual rate and we continued to experience some of the top line interest rate compression that many other Business Development Companies are experiencing. As we look toward year-end 2014 and the first half of 2015, we expect our $0.59 per share quarterly and supplemental dividends to continue to remain stable. Obviously, should our non-accrual assets successfully work through their situations, then we would expect to revisit our dividend guidance with a renewed focus on growth.”

Third Quarter 2014 Results

Total investment income during the third quarter of 2014 was $24.9 million, compared to total investment income of $27.3 million for the third quarter of 2013, representing a decrease of 8.9%. This decrease was primarily attributable to a $4.2 million decrease in non-recurring fee and dividend income, a $1.9 million decrease in investment income relating to non-accrual assets and a decrease in the weighted average yield on debt investments from September 30, 2013 to September 30, 2014. These decreases were partially offset by an increase in investment income relating to an increase in portfolio debt investments from September 30, 2013 to September 30, 2014.

Net investment income during the third quarter of 2014 was $15.4 million, compared to net investment income of $16.8 million for the third quarter of 2013, representing a decrease of 8.1%. The Company’s net investment income per share during the third quarter of 2014 was $0.51, based on a weighted average share count of 30.4 million, as compared to $0.61 per share during the third quarter of 2013, based on a weighted average share count of 27.6 million.

The Company’s net decrease in net assets resulting from operations was $8.8 million during the third quarter of 2014, as compared to a net increase in net assets resulting from operations of $23.2 million during the third quarter of 2013. The Company’s net decrease in net assets resulting from operations was $0.29 per share during the third quarter of 2014, as compared to a net increase in net assets resulting from operations of $0.84 per share during the third quarter of 2013.

The Company’s net asset value, or NAV, at September 30, 2014, was $16.64 per share as compared to $16.10 per share at December 31, 2013. As of September 30, 2014, the Company’s weighted average yield on its outstanding, currently yielding, debt investments was approximately 13.2%.

Liquidity and Capital Resources

At September 30, 2014, the Company had cash and cash equivalents totaling $84.0 million and $154.2 million of remaining borrowing capacity under its $165.0 million credit facility.

As of September 30, 2014, the Company had outstanding non-callable, fixed-rate SBA-guaranteed debentures totaling $224.7 million with a weighted average interest rate of 4.03%.

Dividend Information

On August 27, 2014, Triangle announced that its board of directors had declared cash dividends totaling $0.59 per share, consisting of a regular quarterly dividend of $0.54 per share and a supplemental dividend of $0.05 per share. The regular quarterly dividend was the Company’s 31st consecutive quarterly dividend since its initial public offering in February, 2007. The record date for both the regular quarterly dividend and the supplemental dividend was September 10, 2014, and payment date was September 24, 2014.

As previously announced, Triangle intends to pay shareholders an additional $0.05 per share on a quarterly basis ($0.20 per share on an annual basis) for at least the next three years beginning with the third quarter of 2014. The supplemental dividends are expected to be declared and paid in connection with, and in addition to, Triangle’s regular quarterly dividends.

Recent Portfolio Activity

During the third quarter of 2014, Triangle made 11 new investments totaling $175.1 million, and four investments in existing portfolio companies totaling approximately $5.7 million. Also during the third quarter of 2014, the Company received four repayments totaling approximately $35.6 million and received normal principal repayments and partial loan prepayments totaling $1.3 million. In addition, the Company received proceeds related to the sales of certain securities totaling $13.0 million and recognized net realized gains totaling approximately $5.0 million.

New investment transactions during the third quarter of 2014 are summarized as follows:

In July, 2014, the Company made a $22.0 million subordinated debt investment in GST AutoLeather, Inc. (“GST”). GST is a global supplier of interior leather to the automotive market.

In July and August, 2014, the Company made unitranche debt investments totaling $21.8 million in DLC Acquisition, LLC (“DLC”). DLC is a finance and accounting staffing firm that provides project execution capabilities in financial planning analysis, financial accounting and reporting, financial systems implementation, and process documentation and redesign services.

In July, 2014, the Company made a $4.5 million investment in DPII Holdings, LLC (“DPII”) consisting of subordinated debt and equity. DPII is a satellite communications company.

In July, 2014, the Company made a $17.6 million investment in CWS Acquisition Corporation (“CWS”) consisting of subordinated debt and equity. CWS is a manufacturer of custom windows, sliding doors and related products.

In August, 2014, the Company made a $16.9 million subordinated debt investment in Captek Softgel International, Inc. (“Captek”) as part of a recapitalization financing. Captek is an integrated manufacturer, packager and marketer of custom designed softgel nutraceutical products.

In August, 2014, the Company made a $13.8 million subordinated debt investment in Huron, Inc. (“Huron”). Huron supplies tubular assembles, valves and precision machined components for the North American automotive market.

In August, 2014, the Company made a $15.0 million subordinated debt investment in TACH Holdings, Inc. (“TACH”), as part of a recapitalization financing. TACH is an environmental consulting company that specializes in industrial air quality issues and offers consulting, software, and training in air quality, including dispersion modeling, permitting, and compliance assessments.

In August, 2014, the Company made an $11.0 million investment in Tate’s Bake Shop (“Tate’s”) consisting of subordinated debt and equity. Tate’s is a premium, consumer branded producer of gourmet cookies and other baked goods marketed throughout the United States.

In September, 2014, the Company made a $15.4 million investment in The Cook & Boardman Group, LLC (“C&B”) consisting of subordinated debt and equity. C&B is a specialty distributor of commercial metal and wood doors, door frames, door hardware and related products, including access control devices and specialty products.

In September, 2014, the Company made a $21.8 million investment in Playhaven, LLC consisting of unitranche debt and equity. Playhaven provides technology to mobile game developers to intelligently manage player acquisition, engagement and monetization.

In September, 2014, the Company made a $15.5 million investment in TCFI Merlin LLC (“Merlin”) consisting of unitranche debt and equity. Merlin provides specialty staffing services to military and civilian offices to support manned and unmanned aircraft programs.

New portfolio investments subsequent to quarter end are summarized as follows:

In October, 2014, the Company made a $15.5 million investment in Halcyon Healthcare (“Halcyon”) consisting of unitranche debt and equity. Halcyon, based in Atlanta, GA, is a provider of hospice services.

Conference Call to Discuss Third Quarter 2014 Results

Triangle has scheduled a conference call to discuss third quarter 2014 operating and financial results for Thursday, November 6, 2014, at 9:00 a.m. ET.

To listen to the call, please dial 877-312-5521 or 253-237-1143 approximately 10 minutes prior to the start of the call. A taped replay will be made available approximately two hours after the conclusion of the call and will remain available until November 10, 2014. To access the replay, please dial 855-859-2056 or 404-537-3406 and enter the passcode 20936312.

Triangle’s quarterly results conference call will also be available via a live webcast on the investor relations section of its website at http://ir.tcap.com/events.cfm. Access the website 15 minutes prior to the start of the call to download and install any necessary audio software. An archived webcast replay will be available on the Company's website until December 5, 2014.

About Triangle Capital Corporation
Triangle Capital Corporation (www.TCAP.com) invests capital in established companies in the lower middle market to fund growth, changes of control and other corporate events. Triangle offers a wide variety of investment structures with a primary focus on mezzanine financing with equity components. Triangle’s investment objective is to seek attractive returns by generating current income from debt investments and capital appreciation from equity related investments. Triangle’s investment philosophy is to partner with business owners, management teams and financial sponsors to provide flexible financing solutions. Triangle typically invests $5.0 million - $35.0 million per transaction in companies with annual revenues between $20.0 million and $200.0 million and EBITDA between $3.0 million and $35.0 million.
Triangle has elected to be treated as a business development company under the Investment Company Act of 1940 (“1940 Act”). Triangle is required to comply with a series of regulatory requirements under the 1940 Act as well as applicable

NYSE, federal and state laws and regulations. Triangle has elected to be treated as a regulated investment company under the Internal Revenue Code of 1986. Failure to comply with any of the laws and regulations that apply to Triangle could have a material adverse effect on Triangle and its stockholders.

Forward Looking Statements
This press release may contain forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any such statements, other than statements of historical fact, are likely to be affected by other unknowable future events and conditions, including elements of the future that are or are not under the Company's control, and that the Company may or may not have considered; accordingly, such statements cannot be guarantees or assurances of any aspect of future performance. Actual developments and results are highly likely to vary materially from these estimates and projections of the future and some of these uncertainties are enumerated in Triangle’s filings with the Securities and Exchange Commission. Certain factors that could cause actual results to differ materially from those contained in the forward-looking statements are included in our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, each as filed with the Securities and Exchange Commission. Copies are available on the SEC’s website at www.sec.gov and stockholders may receive a hard copy of the completed audited financial statements free of charge upon request to the Company at 3700 Glenwood Avenue, Suite 530, Raleigh, NC 27612. Such statements speak only as of the time when made, and the Company undertakes no obligation to update any such statement now or in the future.

Contacts

Sheri Blair Colquitt
Vice President, Investor Relations
919-719-4784
scolquitt@tcap.com

Steven C. Lilly
Chief Financial Officer
919-719-4789
slilly@tcap.com
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TRIANGLE CAPITAL CORPORATION
Consolidated Balance Sheets

	September 30, 2014	December 31, 2013
	(Unaudited)
Assets:
Investments at fair value:
Non-Control / Non-Affiliate investments (cost of $702,046,342 and $528,021,069 at September 30, 2014 and December 31, 2013, respectively)	$683,606,374	$546,043,946
Affiliate investments (cost of $143,870,717 and $107,418,051 at September 30, 2014 and December 31, 2013, respectively)	146,887,741	107,536,534
Control investments (cost of $17,223,222 and $18,378,665 at September 30, 2014 and December 31, 2013, respectively)	11,128,000	10,792,709
Total investments at fair value	841,622,115	664,373,189
Cash and cash equivalents	84,012,141	133,304,346
Interest and fees receivable	4,491,235	5,255,760
Prepaid expenses and other current assets	643,796	831,544
Deferred financing fees	10,639,376	11,063,716
Property and equipment, net	97,757	60,525
Total assets	$941,506,420	$814,889,080
Liabilities:
Accounts payable and accrued liabilities	$3,800,689	$7,493,928
Interest payable	1,089,844	3,017,645
Taxes payable	428,033	1,064,544
Deferred income taxes	3,751,194	3,514,376
Borrowings under credit facility	10,754,616	11,221,246
Notes	149,500,000	149,500,000
SBA-guaranteed debentures payable	224,732,468	193,285,211
Total liabilities	394,056,844	369,096,950
Commitments and contingencies
Net Assets:
Common stock, $0.001 par value per share (150,000,000 shares authorized, 32,906,347 and 27,697,483 shares issued and outstanding as of September 30, 2014 and December 31, 2013, respectively)	32,906	27,697
Additional paid in capital	540,704,815	409,042,893
Investment income in excess of distributions	13,283,742	8,610,735
Accumulated realized gains	17,826,437	20,665,371
Net unrealized appreciation (depreciation)	(24,398,324)	7,445,434
Total net assets	547,449,576	445,792,130
Total liabilities and net assets	$941,506,420	$814,889,080
Net asset value per share	$16.64	$16.10

TRIANGLE CAPITAL CORPORATION
Unaudited Consolidated Statements of Operations

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	September 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
Investment income:
Loan interest, fee and dividend income:
Non-Control / Non-Affiliate investments	$17,482,268	$19,933,576	$51,282,601	$56,817,499
Affiliate investments	3,436,198	2,710,338	9,812,581	8,919,819
Control investments	139,742	50,334	928,937	145,899
Total loan interest, fee and dividend income	21,058,208	22,694,248	62,024,119	65,883,217
Payment-in-kind interest income:
Non-Control / Non-Affiliate investments	3,087,464	3,591,182	9,489,524	10,076,655
Affiliate investments	668,201	942,609	2,135,374	2,882,719
Control investments	—	6,058	12,071	17,886
Total payment-in-kind interest income	3,755,665	4,539,849	11,636,969	12,977,260
Interest income from cash and cash equivalent investments	61,897	81,071	193,393	176,774
Total investment income	24,875,770	27,315,168	73,854,481	79,037,251
Operating expenses:
Interest and other financing fees	5,292,967	4,997,620	15,591,022	15,098,655
General and administrative expenses	4,166,165	5,537,980	14,345,132	15,653,640
Total operating expenses	9,459,132	10,535,600	29,936,154	30,752,295
Net investment income	15,416,638	16,779,568	43,918,327	48,284,956
Realized and unrealized gains (losses) on investments and foreign currency borrowings:
Net realized gains (losses):
Non-Control / Non-Affiliate investments	5,231,548	1,006,339	16,966,024	4,013,789
Affiliate investments	(200,000)	17,811	28,252	4,613,810
Control investments	—	—	(208,553)	(2,290,919)
Net realized gains (losses)	5,031,548	1,024,150	16,785,723	6,336,680
Net unrealized appreciation (depreciation):
Investments	(29,639,438)	4,892,807	(32,310,388)	8,776,148
Foreign currency borrowings	501,364	(11,274)	466,630	(11,274)
Net unrealized appreciation (depreciation)	(29,138,074)	4,881,533	(31,843,758)	8,764,874
Net realized and unrealized gains (losses) on investments and foreign currency borrowings	(24,106,526)	5,905,683	(15,058,035)	15,101,554
Loss on extinguishment of debt	—	—	—	(412,673)
Benefit (provision) for taxes	(122,439)	486,413	(975,782)	466,110
Net increase (decrease) in net assets resulting from operations	$(8,812,327)	$23,171,664	$27,884,510	$63,439,947
Net investment income per share—basic and diluted	$0.51	$0.61	$1.53	$1.75
Net increase (decrease) in net assets resulting from operations per share—basic and diluted	$(0.29)	$0.84	$0.97	$2.30
Dividends/distributions paid per share:
Regular quarterly dividends/distributions	$0.54	$0.54	$1.62	$1.62
Supplemental dividends/distributions	0.05	—	0.35	—
Total dividends/distributions	$0.59	$0.54	$1.97	$1.62

Weighted average number of shares outstanding—basic and diluted	30,412,036	27,619,464	28,718,753	27,541,442

TRIANGLE CAPITAL CORPORATION
Unaudited Consolidated Statements of Cash Flows

	Nine Months Ended	Nine Months Ended
	September 30, 2014	September 30, 2013
Cash flows from operating activities:
Net increase in net assets resulting from operations	$27,884,510	$63,439,947
Adjustments to reconcile net increase in net assets resulting from operations to net cash used in operating activities:
Purchases of portfolio investments	(345,617,501)	(112,405,369)
Repayments received/sales of portfolio investments	154,891,195	210,113,002
Loan origination and other fees received	5,669,609	1,221,431
Net realized gain on investments	(16,785,723)	(6,336,680)
Net unrealized depreciation (appreciation) on investments	32,073,570	(10,213,928)
Net unrealized depreciation (appreciation) on foreign currency borrowings	(466,630)	11,274
Deferred income taxes	236,818	1,437,780
Payment-in-kind interest accrued, net of payments received	(3,965,352)	(1,459,624)
Amortization of deferred financing fees	1,225,815	1,154,021
Loss on extinguishment of debt	—	412,673
Accretion of loan origination and other fees	(2,705,077)	(3,447,435)
Accretion of loan discounts	(809,647)	(1,144,867)
Accretion of discount on SBA-guaranteed debentures payable	137,257	134,310
Depreciation expense	33,412	30,417
Stock-based compensation	4,334,437	2,817,267
Changes in operating assets and liabilities:
Interest and fees receivable	764,525	(1,235,105)
Prepaid expenses and other current assets	187,748	(382,869)
Accounts payable and accrued liabilities	(3,693,239)	723,138
Interest payable	(1,927,801)	(2,063,979)
Taxes payable	(636,511)	(3,170,740)
Net cash provided by (used in) operating activities	(149,168,585)	139,634,664
Cash flows from investing activities:
Purchases of property and equipment	(70,644)	(29,056)
Net cash used in investing activities	(70,644)	(29,056)
Cash flows from financing activities:
Borrowings under SBA-guaranteed debentures payable	31,310,000	—
Repayments of SBA-guaranteed debentures payable	—	(20,500,000)
Borrowings under credit facility	20,000,000	11,625,654
Repayments of credit facility	(20,000,000)	—
Financing fees paid	(801,475)	(684,294)
Proceeds from public stock offerings, net of expenses	127,821,377	—
Common stock withheld for payroll taxes upon vesting of restricted stock	(2,608,031)	—
Cash dividends/distributions paid	(55,774,847)	(42,326,953)
Net cash provided by (used in) financing activities	99,947,024	(51,885,593)
Net increase (decrease) in cash and cash equivalents	(49,292,205)	87,720,015
Cash and cash equivalents, beginning of period	133,304,346	72,300,423
Cash and cash equivalents, end of period	$84,012,141	$160,020,438
Supplemental disclosure of cash flow information:
Cash paid for interest	$15,625,243	$15,374,816
Summary of non-cash financing transactions:
Dividends/distributions paid through DRIP share issuances	$2,119,348	$2,362,288